Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest SVP, Finance and Accounting 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Director, Corporate Communications 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, October 24, 2013

GLIMCHER REPORTS THIRD QUARTER 2013 RESULTS

•	Growth in comparable mall net operating income of 4.7% in the third quarter of 2013

•	19% re-leasing spreads for the mall store leases signed during the third quarter of 2013

•	Total mall occupancy of 95.0% at September 30, 2013, up 30 basis points from a year ago

COLUMBUS, OH - October 24, 2013 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the third quarter ended September 30, 2013. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“We are pleased to report another quarter of solid operating fundamentals with NOI growth of 4.7%, 19% releasing spreads, and portfolio sales per square foot of $465,” said Michael P. Glimcher, Chairman of the Board and CEO. “We also completed the redevelopment of our Outlet Collection properties in New Jersey and Seattle, with the grand re-openings of these newly renovated properties this month. Together these properties enhance the growth profile of the Company.”

Net loss to common shareholders during the third quarter of 2013 was $5.0 million, or $0.03 per share, as compared to a net loss to common shareholders of $10.4 million, or $0.07 per share, in the third quarter of 2012. Funds From Operations (“FFO”) during the third quarter of 2013 were $24.7 million, or $0.17 per share, compared to $20.5 million, or $0.14 per share, in the third quarter of 2012.

Third Quarter Earnings Highlights

•
Total revenues were $94.7 million in the third quarter of 2013, compared to total revenues of $87.3 million in the third quarter of 2012. The $7.4 million increase in total revenues resulted primarily from $7.1 million of revenue from acquisitions since September 2012. The acquisitions are University Park Village, located in Fort Worth, Texas, which was purchased in January 2013, and the remaining 60% indirect ownership interest in WestShore Plaza (“WestShore”), located in Tampa, Florida, which was purchased in June 2013.

•
Net loss to common shareholders was $5.0 million in the third quarter of 2013, compared to a net loss to common shareholders of $10.4 million in the third quarter of 2012. The reduction in the loss was primarily due to the Company’s recognition of a $3.4 million non-cash write-off of issuance costs related to the redemption of preferred shares in the third quarter of 2012 and $2.4 million of growth in net operating income for comparable properties in the third quarter of 2013.

•
Net operating income (“NOI”) for comparable mall properties, including the Company’s pro-rata share of NOI for malls held through joint ventures, increased 4.7% for the three months ended September 30, 2013 compared to the three months ended September 30, 2012.

•
Average store rents for the Core Malls were $34.76 per square foot (“psf”) at September 30, 2013, compared to $34.73 at September 30, 2012. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company’s open-air centers, mall properties, and outlet properties, both wholly-owned and held in joint ventures.

•
Re-leasing spreads for the Core Malls increased by 19% for the non-anchor leases signed during the third quarter of 2013, with base rents averaging $35.20 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy for Core Malls increased to 95.0% at September 30, 2013, compared to 94.7% at September 30, 2012.

•
Average store sales in the Core Malls increased 8.4% to $465 psf for the twelve months ended September 30, 2013, compared to $429 psf for the twelve months ended September 30, 2012. Average store sales for the Company’s comparable mall properties increased 3.2% for the twelve months ended September 30, 2013 when compared to the twelve months ended September 30, 2012. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Occupancy costs for the twelve months ended September 30, 2013 were 10.3% of tenant sales for Core Mall stores. Occupancy costs include the tenants’ minimum rent and costs the tenants pay toward operating costs and real estate taxes.

•
Scottsdale Quarter ended the third quarter of 2013 with total occupancy of 91% for the first two phases of the project, comprised of retail at 87% and office at 100%. When including signed leases not yet open, leases out for signature and letters of intent, approximately 97% of the gross leasable area for the first two phases has been addressed.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at September 30, 2013 (including the Company’s pro-rata share of joint venture debt) was 50.7%, based on a common share closing price of $9.75, as compared to 46.1% at December 31, 2012, based on a common share closing price of $11.09. Debt with fixed interest rates represented approximately 83.9% of the Company’s consolidated total outstanding borrowings at September 30, 2013, compared to 89.2% at December 31, 2012.

•
The Company did not sell any common shares under its at-the-market (“ATM”) equity offering program during the three months ended September 30, 2013. The Company has approximately $209.2 million available for issuance under the ATM program.

2013 Outlook

As of the date of this release, the Company maintains previously issued guidance assumptions and estimates diluted net income per share to be in the range of $0.07 to $0.09 for the year ending December 31, 2013, and expects diluted FFO per share to be in the range of $0.69 to $0.71 for the year ending December 31, 2013. Additionally, the guidance does not reflect any other property dispositions, acquisitions or material capital raising events that might occur during the remainder of the year.

A reconciliation of the range of estimated diluted net income per share to estimated diluted FFO per share for 2013 follows:

	Low End	High End
Estimated diluted net income per share	$0.07	$0.09
Add: Real estate depreciation and amortization*	0.79	0.79
Less: Gain on sale of assets, net *	(0.04)	(0.04)
Less: Gain on re-measurement of equity investments	(0.13)	(0.13)
Estimated diluted FFO per share	$0.69	$0.71

* wholly-owned properties and pro-rata share of joint ventures

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges, are excluded from NOI for the same reasons that they are excluded from FFO pursuant to NAREIT’s definition.

Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 11 a.m. ET on Friday, October 25, 2013. Those wishing to listen to this call may do so by calling 866.515.2911 Passcode: 45195325. This call also will be simulcast and available over the Internet via the website www.glimcher.com. A replay will be available approximately one hour after the earnings call through midnight November 8, 2013 by dialing 888.286.8010, Pass code: 37907721, or you can access the webcast replay on the Investor Relations page of the Company’s website. Supplemental information about the third quarter operating results is available on the Company’s website, or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, which includes open-air centers, enclosed regional malls, as well as outlet centers. At September 30, 2013, GRT owned material interests in and managed 27 properties with gross leasable area totaling approximately 19.1 million square feet, consisting of 24 Core Malls (23 wholly owned and one partially owned through a joint venture) and three community shopping centers (two wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series G, Series H, and Series I preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG,” “GRTPRH,” and “GRTPRI,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® is a registered trademark of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2013		2012

Total revenues	$94,735		$87,329
Total expenses	(73,965)		(70,233)
Operating income	20,770		17,096
Interest expense, net	(19,782)		(18,157)
Equity in loss of unconsolidated real estate entities, net	(130)		(83)
Income (loss) from continuing operations	858		(1,144)
Discontinued operations:
(Loss) income from operations	(28)		636
Net income (loss)	830		(508)
Allocation to noncontrolling interests	87		196
Less: Preferred share dividends	(5,895)		(6,605)
Write-off related to preferred share redemption (1)	—		(3,446)
Net loss to common shareholders	$(4,978)		$(10,363)

Reconciliation of Net Loss to Common Shareholders to Funds From Operations		Per Diluted Common Share (2)		Per Diluted Common Share (2)
Net loss to common shareholders	$(4,978)		$(10,363)
Allocation to noncontrolling interest (GPLP unit holders)	(76)		(171)
	(5,054)	$(0.03)	(10,534)	$(0.08)
Real estate depreciation and amortization	28,932	0.19	28,393	0.20
Pro-rata share of impairment loss from unconsolidated entities	—	—	363	0.00
Pro-rata share of depreciation from unconsolidated entities	819	0.01	2,242	0.02
Funds From Operations	$24,697	$0.17	$20,464	$0.14

Write-off related to preferred share redemption (1)	$—	$—	$3,446	$0.03
Adjusted FFO	$24,697	$0.17	$23,910	$0.17

Weighted average common shares outstanding - basic	145,043		140,641
Weighted average common shares outstanding - diluted (2)	147,250		142,964

Earnings per Share
Loss from continuing operations per common share	$(0.03)		$(0.08)
Discontinued operations per common share	$0.00		$0.00
Loss per common share	$(0.03)		$(0.07)

Loss from continuing operations per diluted common share	$(0.03)		$(0.08)
Discontinued operations per diluted common share	$0.00		$0.00
Loss per diluted common share	$(0.03)		$(0.07)
Adjusted funds from operations per diluted common share	$0.17		$0.17

(1) Non-cash write-off of issuance costs and related discount due to the redemption of preferred shares for the quarter ended September 30, 2012.
(2) FFO and adjusted FFO per share in 2013 and 2012 have been calculated using 147,894 and 143,562 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2013		2012

Total revenues	$282,461		$234,228
Total expenses (1)	(218,800)		(187,287)
Operating income	63,661		46,941
Gain on remeasurement of equity method investments	19,227		25,068
Interest expense, net	(57,078)		(52,157)
Equity in income (loss) of unconsolidated real estate entities, net (2)	13,181		(4,668)
Income from continuing operations	38,991		15,184
Discontinued operations:
Income from operations	241		740
Net income	39,232		15,924
Allocation to noncontrolling interests	(258)		185
Less: Preferred share dividends	(18,521)		(18,879)
Write-off related to preferred share redemptions (3)	(9,426)		(3,446)
Net income (loss) to common shareholders	$11,027		$(6,216)

Reconciliation of Net Income (Loss) to Common Shareholders to Funds From Operations		Per Diluted Common Share (4)		Per Diluted Common Share (4)
Net income (loss) to common shareholders	$11,027		$(6,216)
Allocation to noncontrolling interest (GPLP unit holders)	155		(160)
	11,182	$0.08	(6,376)	$(0.05)
Real estate depreciation and amortization	81,196	0.55	69,302	0.51
Gain on remeasurement of equity method investments	(19,227)	(0.13)	(25,068)	(0.18)
Pro-rata share of net gain on sale of properties from unconsolidated entities	(5,565)	(0.04)	—	—
Pro-rata share of impairment loss from unconsolidated entities	—	—	5,845	0.04
Pro-rata share of depreciation from unconsolidated entities	4,797	0.03	7,846	0.06
Funds From Operations	$72,383	$0.49	$51,549	$0.38

Write-off of pre-development costs	$—	$—	$3,193	$0.02
Non-cash charges for Tulsa note receivable	—	—	3,322	0.02
Pro-rata share of net gain on debt extinguishment from unconsolidated entity	(6,890)	(0.04)	—	—
Write-off related to preferred share redemptions (3)	9,426	0.06	3,446	0.03
Adjusted FFO	$74,919	$0.51	$61,510	$0.45

Weighted average common shares outstanding - basic	144,334		132,692
Weighted average common shares outstanding - diluted (4)	147,211		135,214

Earnings per Share
Net income (loss) to common shareholders before discontinued operations per common share	$0.07		$(0.05)
Discontinued operations per common share	$0.00		$0.01
Income (loss) per common share	$0.08		$(0.05)

Net income (loss) to common shareholders before discontinued operations per diluted common share	$0.07		$(0.05)
Discontinued operations per diluted common share	$0.00		$0.01
Income (loss) per diluted common share	$0.08		$(0.05)
Adjusted funds from operations per diluted common share	$0.51		$0.45

(1) Includes $3.3 million provision to write down a note receivable due from the Tulsa joint venture and a write-off of $3.2 million in pre-development costs related to a development in Panama City Beach, Florida in the nine months ending September 30, 2012.
(2) Includes $6.9 million for the Company's pro-rata share of the Tulsa debt extinguishment, $0.9 million for the Company's share of the loss on the disposition of Tulsa and $6.5 million for the Company's share of the gain on the sale of Lloyd Center in the nine months ending September 30, 2013.
Includes $5.8 million related to the Company's share of impairment charges for Town Square at Surprise ($1.6 million) and Tulsa Promenade ($4.2 million) in the nine months ended September 30, 2012.
(3) Non-cash write-off of issuance costs and related discount due to the redemptions of preferred shares for the nine months ended September 30, 2013 and September 30, 2012.
(4) FFO and adjusted FFO per share in 2013 and 2012 have been calculated using 147,211 and 135,720 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information and Operating Metrics
(in thousands, except percentages and base rents)

	September 30, 2013	December 31, 2012

Investment in real estate, net	$2,454,031	$2,187,028
Total assets	$2,617,441	$2,329,407
Mortgage notes and other notes payable	$1,749,496	$1,484,774
Debt / Market capitalization	50.2%	43.8%
Debt / Market capitalization including pro-rata share of unconsolidated entities	50.7%	46.1%

	September 30, 2013	September 30, 2012
Occupancy:
Core Malls (1):
Mall Anchors (2)	96.1%	96.8%
Mall Non-Anchors (3)	93.3%	91.4%
Total Core Mall Portfolio	95.0%	94.7%

Comparable Retail Properties (4)
Mall Anchors (2)	96.1%	96.5%
Mall Non-Anchors (3)	93.2%	91.4%
Total occupancy for Comparable Properties	94.9%	94.5%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$7.62	$7.08
In-Line Stores under 10,000 sf (5)	$34.76	$34.73

Comparable Retail Properties (4)
Mall Anchors (2)	$7.57	$7.31
In-Line Stores under 10,000 sf (5)	$34.78	$34.73

(1) Core Malls include joint ventures.
(2) Stores over 20,000 sf.
(3) Stores 20,000 sf or less.
(4) Core Malls excluding properties acquired or sold after September 30, 2012. Excludes University Park Village, Tulsa Promenade and Lloyd Center in each period reported.
(5) In-line permanent retail stores under 10,000 sf.